SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8-A
For Registration of Certain Classes of Securities
Pursuant to Section 12(b) or (g) of the
Securities Exchange Act of 1934

U.S. Bancorp	USB Capital VIII

(Exact name of registrant as specified in its charter)	(Exact name of registrant as specified in its Certificate of Trust)

Delaware	Delaware

(State of incorporation or organization)	(State of incorporation or organization)

41-0255900	20-6524057

(I.R.S. Employer Identification No.)	(I.R.S. Employer Identification No.)

800 Nicollet Mall Minneapolis, Minnesota	c/o U.S. Bancorp 800 Nicollet Mall Minneapolis, Minnesota

(Address of Principal Executive Offices)	(Address of Principal Executive Offices)

55402	55402

(Zip Code)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered

6.35% Trust Preferred Securities of USB Capital VIII (and the Guarantee of U.S. Bancorp with respect thereto)	New York Stock Exchange
If this Form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☒
If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☐
Securities Act registration statement file number to which this Form relates: 333-124535
Securities to be registered pursuant to Section 12(g) of the Act: None.

INFORMATION REQUIRED IN REGISTRATION STATEMENT
Item 1. Description of Securities to Be Registered.
Item 2. Exhibits.
SIGNATURE
INDEX TO EXHIBITS
Form of Second Supplemental Indenture
Restated Certificate of Trust of USB Capital VIII

INFORMATION REQUIRED IN REGISTRATION STATEMENT
Item 1. Description of Securities to Be Registered.
     The descriptions set forth under the “Description of Capital Securities,” “Description of Junior Subordinated Debt Securities,” “Description of the Guarantee” and “Relationship among the Capital Securities, the Corresponding Junior Subordinated Debt Securities and the Guarantees” in the Prospectus included in the Registration Statement on Form S-3 (No. 333-124535) of U.S. Bancorp, USB Capital VII, USB Capital VIII, USB Capital IX, USB Capital X, USB Capital XI, USB Capital XII, USB Capital XIII, USB Capital XIV, USB Capital XV and USB Capital XVI filed on May 2, 2005, are incorporated herein by reference. The final terms of the securities to be registered hereby are included in a prospectus supplement which was filed on December 22, 2005, by the registrants pursuant to Rule 424(b) under the Securities Act of 1933, as amended, and which is incorporated herein by reference.
Item 2. Exhibits.

4.1	Junior Subordinated Indenture, between U.S. Bancorp and Delaware Trust Company, National Association, as Debenture Trustee, dated April 28, 2005 (incorporated by reference to Exhibit 4.2.3 to the Registrants’ Registration Statement on Form S-3, File No. 333-124535).

4.2	First Supplemental Indenture to Junior Subordinated Indenture dated as of August 3, 2005 between U.S. Bancorp and Delaware Trust Company, National Association (incorporated by reference to Exhibit 4.2 to the Registrant’s Registration Statement on Form 8-A, File No. 001-06880).

4.3*	Form of Second Supplemental Indenture to Junior Subordinated Indenture between U.S. Bancorp, Delaware Trust Company, as Original Trustee and Wilmington Trust Company, as Successor Trustee.

4.4*	Restated Certificate of Trust of USB Capital VIII.

4.5	Form of Amended and Restated Trust Agreement (incorporated by reference to Exhibit 4.5 to the Registrants’ Registration Statement on Form S-3, File No. 333-124535).

4.6	Form of Capital Security Certificate (included as part of Exhibit 4.5).

4.7	Form of Guarantee Agreement (incorporated by reference to Exhibit 4.10 to the Registrants’ Registration Statement on Form S-3, File No. 333-124535).

*Filed herewith.

SIGNATURE
     Pursuant to be requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

USB CAPITAL VIII By: U.S. Bancorp, as Depositor
Date: December 28, 2005	By:	/s/ Laura F. Bednarski
		Name:	Laura F. Bednarski
		Title:	Vice President

U.S. BANCORP
Date: December 28, 2005	By:	/s/ Laura F. Bednarski
		Name:	Laura F. Bednarski
		Title:	Vice President

INDEX TO EXHIBITS

Exhibit No.	Description
4.1	Junior Subordinated Indenture, between U.S. Bancorp and Delaware Trust Company, National Association, as Debenture Trustee, dated April 28, 2005 (incorporated by reference to Exhibit 4.2.3 to the Registrants’ Registration Statement on Form S-3, File No. 333-124535).

4.2	First Supplemental Indenture to Junior Subordinated Indenture dated as of August 3, 2005 between U.S. Bancorp and Delaware Trust Company, National Association (incorporated by reference to Exhibit 4.2 to the Registrant’s Registration Statement on Form 8-A, File No. 001-06880).

4.3*	Form of Second Supplemental Indenture to Junior Subordinated Indenture between U.S. Bancorp, Delaware Trust Company, as Original Trustee and Wilmington Trust Company, as Successor Trustee.

4.4*	Restated Certificate of Trust of USB Capital VIII.

4.5	Form of Amended and Restated Trust Agreement (incorporated by reference to Exhibit 4.5 to the Registrants’ Registration Statement on Form S-3, File No. 333-124535).

4.6	Form of Capital Security Certificate (included as part of Exhibit 4.5).

4.7	Form of Guarantee Agreement (incorporated by reference to Exhibit 4.10 to the Registrants’ Registration Statement on Form S-3, File No. 333-124535).

*Filed herewith.